Exhibit 99.1

Digital River Releases First Quarter 2010 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--April 29, 2010--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its first quarter financial results.

First Quarter Ended March 31, 2010
GAAP Results
First quarter revenue totaled $98.7 million, compared to $102.9 million during the same period in 2009. These results were in line with management’s first quarter revenue guidance of $95 - $99 million. Core revenue for the first quarter, which excludes all Symantec revenue, was $81.5 million.

First quarter GAAP net income was $7.0 million, or $0.18 per diluted share. This compares to GAAP net income of $13.3 million, or $0.36 per diluted share, in the first quarter of 2009. These results exceeded management’s first quarter earnings guidance of $0.05 - $0.10 per diluted share.

Non-GAAP Results
First quarter non-GAAP net income was $11.4 million, or $0.30 per diluted share. This compares to non-GAAP net income of $20.8 million, or $0.56 per diluted share, in the first quarter of 2009. These results exceeded management’s first quarter earnings guidance of $0.18 - $0.23 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the Company’s statement of income, then adding back the write-off of debt financing costs, amortization of acquisition-related intangibles, one-time restructuring charges and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the Company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

Today, the Company also announced an anticipated second quarter charge of approximately $2 million. The charge is primarily related to a reduction in workforce.

“We signed some great new clients during the first quarter and earnings exceeded expectations,” said Joel Ronning, Digital River’s CEO. “While we had a solid first quarter, we made a commitment to our shareholders last October that we would align our cost structure with revenue in 2010 following the loss of a major customer. Even though we took this action, we remain optimistic about the business opportunities we see in our core markets and our opportunities for growth.”

2010 Guidance
Forward-looking guidance for the quarter ending June 30, 2010, is as follows:

Second Quarter

  Core revenue, (revenue excluding Symantec) is expected to increase 15 percent compared to the same period last year;
  Revenue related to Symantec is expected to be approximately $4.5 million;
  Restructuring charge of approximately $2 million, primarily related to a reduction in workforce;
  GAAP diluted net loss per share of $0.12, assuming a 28 percent tax rate; and
  Non-GAAP diluted net income per share of $0.05, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EDT to discuss first quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/investorrelations/. Alternatively, a live broadcast of the call may be heard by using conference ID # 69894855 and dialing (877) 303-3145 inside the United States or Canada, or by calling +1 (408) 427-3861 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website at www.digitalriver.com or call +1 (952) 253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; our ability to manage costs in light of the loss of a major customer; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2009. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent report on Form 10-K as it may be amended from time-to-time.

The forward-looking statements reflect Digital River’s expectations as of April 29, 2010. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	March 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$378,925	$392,704
Short-term investments	15,168	15,228
Accounts receivable, net	44,972	50,657
Deferred income taxes	9,899	9,901
Prepaid expenses and other	17,004	14,899
Total current assets	465,968	483,389
Property and equipment, net	52,164	54,343
Goodwill	271,542	279,538
Intangible assets, net	24,004	25,605
Long-term investments	117,635	119,581
Deferred income taxes	22,373	22,416
Other assets	761	770
Total assets	$954,447	$985,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$170,119	$192,301
Accrued payroll	12,309	16,131
Deferred revenue	18,041	17,879
Accrued acquisition liabilities	1,601	2,001
Other accrued liabilities	39,512	38,801
Total current liabilities	241,582	267,113
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	16,006	15,505
Total non-current liabilities	24,811	24,310
Total liabilities	266,393	291,423
Stockholders' equity
Common stock	460	449
Treasury stock	(219,776)	(216,880)
Additional paid-in capital	658,975	653,956
Retained earnings	245,834	238,867
Accumulated other comprehensive income	2,561	17,827
Stockholders' equity	688,054	694,219
Total liabilities and stockholders' equity	$954,447	$985,642

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statements of Income

	Three months ended March 31,
	2010	2009
Revenue	$98,726	$102,931
Costs and expenses:
Direct cost of services	4,637	3,942
Network and infrastructure	11,432	10,313
Sales and marketing	41,050	38,447
Product research and development	15,689	12,335
General and administrative	10,829	9,129
Depreciation and amortization	5,481	3,844
Amortization of acquisition-related intangibles	1,481	2,003
Total costs and expenses	90,599	80,013
Income from operations	8,127	22,918
Interest income	764	1,189
Other income (expense), net	785	(6,556)
Income before income tax expense	9,676	17,551
Income tax expense	2,709	4,231
Net income	$6,967	$13,320

Net income per share - basic	$0.19	$0.36
Net income per share - diluted	$0.18	$0.36
Shares used in per share calculation - basic	37,416	36,706
Shares used in per share calculation - diluted	38,220	37,227

Calculation of GAAP Diluted Net Income Per Share

	Three months ended March 31,
	2010	2009
GAAP net income	$6,967	$13,320
Add back debt interest expense and issuance cost
amortization, net of tax benefit	21	21
Adjusted net income for GAAP EPS calculation	$6,988	$13,341

Net income per share - diluted	$0.18	$0.36
Shares used in per share calculation - diluted	38,220	37,227

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009

GAAP pre-tax income	$17,551	$14,785	$15,384	$14,076	$61,796
Add back: debt financing costs on convertible notes	5,208				5,208
Add back: amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842	7,561
Add back: stock-based compensation expense	3,711	4,887	4,658	5,014	18,270
Non-GAAP pre-tax income	28,473	21,588	21,842	20,932	92,835
Income tax expense @ 27%	7,688	5,828	5,897	5,652	25,065
Non-GAAP net income	$20,785	$15,760	$15,945	$15,280	$67,770

Non-GAAP net income per share - diluted	$0.56	$0.42	$0.42	$0.40	$1.80

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026	37,704

	Three months
	ended
	March 31,
	2010
GAAP pre-tax income	$9,676
Add back: amortization of acquisition-related intangibles	1,481
Add back: stock-based compensation expense	4,476
Non-GAAP pre-tax income	15,633
Income tax expense @ 27%	4,221
Non-GAAP net income	$11,412

Non-GAAP net income per share - diluted	$0.30

Shares used in per share calculation - diluted	38,220

Breakdown of stock-based compensation expense
	Three months
	ended
	March 31,
	2010
Direct cost of services	$138
Network and infrastructure	198
Sales and marketing	1,373
Product research and development	725
General and administrative	2,042
Total	$4,476

Non-GAAP Guidance Reconciliation
	Q2 - 2010 Guidance

Expected GAAP net income per share - diluted	$(0.12)
Add back amortization of acquisition-related costs	0.05
Add back stock-based compensation expense	0.13
Add back one-time restructuring related charges	0.05
Tax variability	(0.06)
Expected non-GAAP diluted net income per share	$0.05

Digital River, Inc.
First Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2010	2009
Operating Activities:
Net income	$6,967	$13,320
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	1,481	2,003
Change in accounts receivable allowance, net of acquisitions	751	580
Depreciation and amortization	5,481	3,844
Debt financing costs - write-off	-	5,208
Stock-based compensation expense	4,476	3,711
Excess tax benefits from stock-based compensation	(442)	(96)
Deferred and other income taxes	108	1,555
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,606	(10,607)
Prepaid and other assets	(2,420)	17,399
Accounts payable	(17,258)	23,129
Deferred revenue	526	2,191
Income tax payable	5,933	83
Other accrued liabilities	(7,467)	(7,729)
Net cash provided by operating activities	1,742	54,591

Investing Activities:
Purchases of investments	(11,675)	(2,122)
Sales of investments	12,250	10,000
Cash paid for acquisitions, net of cash received	(333)	(3,017)
Purchases of equipment and capitalized software	(3,553)	(6,894)
Net cash used in investing activities	(3,311)	(2,033)

Financing Activities:
Cash paid for convertible senior notes	-	(186,660)
Exercise of stock options	486	943
Repurchase of restricted stock to satisfy tax withholding obligation	(2,896)	(436)
Excess tax benefits from stock-based compensation	442	96
Net cash used in financing activities	(1,968)	(186,057)
Effect of exchange rate changes on cash	(10,242)	(8,973)
Net decrease in cash and cash equivalents	(13,779)	(142,472)
Cash and cash equivalents, beginning of period	392,704	490,335

Cash and cash equivalents, end of period	$378,925	$347,863

Cash paid for interest on convertible senior notes	$55	$1,219

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com